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                                                                     EXHIBIT 3.4


                            CERTIFICATE OF CORRECTION
                     FILED TO CORRECT A CERTAIN ERROR IN THE
                         CERTIFICATE OF AMENDMENT OF THE
              AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF
                       PEDIATRIC SERVICES OF AMERICA, INC.
               AS FILED WITH THE SECRETARY OF STATE OF DELAWARE ON
                                FEBRUARY 3, 1997


     PEDIATRIC SERVICES OF AMERICA, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify:

1.   The name of the corporation is PEDIATRIC SERVICES OF AMERICA, INC.

2. That a Certificate of Amendment was filed by the Secretary of State of Delaware on February 3, 1997, and that said Certificate requires correction as permitted by Section 103 of the General Corporation Law of the State of Delaware.

3. The inaccuracy or defect of said Certificate to be corrected is as follows: Article FOURTH of the Certificate lists the total authorized shares as
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80,000,000, par value $0.01 per share, of which 78,000,000 shares is designated as "Common Stock" and 2,000,000 shares is designated as "Preferred Stock."

4.   Article FOURTH of the Certificate is corrected to read as follows:
             ------

                 "FOURTH: The total number of shares of all classes which the
                  ------
                 Corporation has authority to issue is 82,000,000, par value $0.01 per share, of which 80,000,000 shares shall be designated as "Common Stock," and 2,000,000 shall be designated as "Preferred Stock"."

     IN WITNESS WHEREOF, said PEDIATRIC SERVICES OF AMERICA, INC. has caused this Certificate to be signed by Susan E. Dignan, its Assistant Secretary, this 13th day of February, 1998.


                                   PEDIATRIC SERVICES OF AMERICA, INC.



                              By:  /s/ Susan E. Dignan
                                   ------------------------------------------
                                   Susan E. Dignan, Assistant Secretary

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